EXHIBIT (h)(23)

FORM OF

SCHEDULE OF PORTFOLIOS

AGENCY AGREEMENT

Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Small-Cap Equity Portfolio	Inflation Managed Portfolio
Short Duration Bond Portfolio	Managed Bond Portfolio
I-Net Tollkeeper Portfolio	Small-Cap Value Portfolio
Financial Services Portfolio	Money Market Portfolio
Health Sciences Portfolio	High Yield Bond Portfolio
Technology Portfolio	Equity Income Portfolio
Growth LT Portfolio	Equity Portfolio
Focused 30 Portfolio	Aggressive Equity Portfolio
Mid-Cap Value Portfolio	Large-Cap Value Portfolio
International Value Portfolio	Comstock Portfolio (formerly Strategic Value Portfolio)
Capital Opportunities Portfolio	Real Estate Portfolio
International Large-Cap Portfolio	Mid-Cap Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio

Effective January 1, 2004, agreed to and accepted by:

PACIFIC SELECT FUND

By:		Attest:

	Name: Thomas C. Sutton		Name: Audrey L. Milfs
	Title: Chairman of the Board and Trustee		Title: Secretary

PACIFIC LIFE INSURANCE COMPANY

By:		Attest:

	Name: Thomas C. Sutton		Name: Diane N. Ledger
	Title: Chairman of the Board and CEO		Title: Vice President

By:		Attest:

	Name: Audrey L. Milfs		Name: Diane N. Ledger
	Title: Vice President and Secretary		Title: Vice President